Exhibit 10.8

FORM OF WARRANT AGREEMENT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES (AS AMENDED FROM TIME TO TIME), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES (AS AMENDED FROM TIME TO TIME).

Autozi Internet Technology (Global) Ltd.

WARRANT TO PURCHASE ORDINARY SHARES

(Subject to Adjustment)

Issue Date: December 22, 2022

THIS CERTIFIES THAT, for value received, [●] (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time, to purchase from Autozi Internet Technology (Global) Ltd. an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), [●] Ordinary Shares (as defined below) of the Company, par value US$0.0001 per share (the “Warrant Shares”) at an exercise price each as defined herein (the “Exercise Price Per Share”). The Exercise Price Per Share and number of Warrant Shares are subject to adjustment and change as provided herein.

1. Certain Definitions. As used in this Warrant the following terms shall have the following respective meanings:

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended, restated or supplemented from time to time in accordance with their terms.

“Board” shall mean the board of directors of the Company.

“Exercise Period” shall mean the period starting from the date hereof until, and inclusive of, the date of exercise in accordance with Section 2 hereof.

“Exercise Price Per Share” means the per share exercise price of the Warrant Shares, provided that after satisfaction of conditions precedent in accordance with Section 2.2 hereof, which shall be (i) the par value of each Warrant Share in the circumstance that the Company and the Holder agree not to decrease the investment amount of the Holder in the Domestic Company; and (ii) in any other circumstances, except for the Company and the Holder agree otherwise, a price determined in accordance with the following formula:

Exercise Price Per Share = (A - B) /C, of which,

(a) “A” shall mean, upon the Holder obtaining its ODI Approvals (as defined in Section 2.2), the actual US dollar amount converted from the RMB investment amount received by the Holder from the Domestic Company;

(b) “B” shall mean applicable bank service charges; and

(c) “C” shall mean the total number of Warrant Shares hereunder.

“MOFCOM” means Ministry of Commerce of PRC.

“NDRC” means National Development and Reform Commission of PRC.

“Permitted Transferee” has the meaning as defined in Section 8 hereof.

“PRC” means the People’s Republic of China but solely for purposes of this Warrant does not include Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

“SAFE” means State Administration of Foreign Exchange of PRC.

“Ordinary Shares” means the ordinary shares with par value of US$0.0001 per share, in the authorized share capital of the Company, having the same rights as provided in the Articles.

“Shares” means the shares of the Company.

“Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2. Exercise of Warrant

2.1. Exercise and Payment. Subject to compliance with the terms and conditions of this Warrant, including without limitation the Section 2.2 hereof, and applicable securities laws, this Warrant may be exercised, only in whole and only in one time, at any time during the Exercise Period by the delivery of notice of exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, to the Company at the address provided for notice to the Company, the Holder shall (a) surrender this Warrant to the Company at such address and (b) effect payment to the Company, in cash (by check) or by wire transfer, of an amount equal to the product obtained by multiplying the number of Warrant Shares being purchased upon such exercise by the then effective Exercise Price Per Share (the resulting product, the “Exercise Amount”).

2.2. Conditions Precedent for Exercise of Warrant. The right to exercise the Warrant by the Holder or the Permitted Transferee (as the case may be) shall be subject to the fulfillment of the following condition, except as otherwise agreed by the Holder and the Company:

The Holder or the Permitted Transferee (as the case may be) shall have completed and obtained all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority in the PRC as required in connection with the investment of the Holder or the Permitted Transferee (as the case may be) into the Company, including without limitation the approvals from, and filings and registrations with competent branches of SAFE office, NDRC and MOFCOM as well as other competent PRC governmental authorities with jurisdiction of the outbound direct investment by PRC entities (the aforesaid approvals, filings, authorizations or registrations, collectively the “ODI Approvals”) and have provided to the Company evidences of all such consents, approvals, authorizations, registration forms and other documentations reasonably satisfactory to the Company prior to the exercise of the Warrant by the Holder or the Permitted Transferee (as the case may be). The Company agrees to use its commercially reasonable efforts to provide all necessary assistances to the Holder for obtaining its ODI Approvals. For avoidance of doubt, where the Holder or the Permitted Transferee is not required by the Governmental Authority in the PRC to obtain ODI Approvals before investment into the Company, this condition precedent shall not apply to such Holder or the Permitted Transferee.

2.3. Share Certificates; Fractional Shares. Upon surrender of this Warrant and payment of the Exercise Amount by the Holder, the Company shall register the Holder as a member of the Company in the Company’s register of members in respect of the number of Warrant Shares issuable upon such exercise, and issue and deliver to the Holder or person(s) entitled to receive the same (i) a certificate or certificates for such number of Warrant Shares issuable upon such exercise at the Company’s expense; and (ii) an updated register of members of the Company certified by the registered office provider of the Company, reflecting the issuance of such number of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share equal to the Exercise Price Per Share multiplied by such fraction. No fractional Warrant Share or scrip representing a fractional Warrant Share shall be issued upon an exercise of this Warrant.

2.4 Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately on the date of its surrender for exercise and payment by the Holder of the Exercise Amount as provided in Section 2.1 above. The person entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares from the close of business on the date the Holder is deemed to have exercised this Warrant.

3. Valid Issuance. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

4. Adjustment of Exercise Price Per Share and Number of Warrant Shares. The Exercise Price Per Share and number of Warrant Shares issuable upon exercise of this Warrant is subject to adjustment upon occurrence of the following events before this Warrant having been exercised (for avoidance of any doubt, the Company shall notify the Warrant Holder within 15 (fifteen) business days upon occurring of any of the following event and is obliged to procure such certificate prescribed in Section 5 to be issued accordingly):

4.1. Subdivision, Combination or Reclassification of Ordinary Shares. If the Company shall, at any time or from time to time, (i) subdivide the outstanding Ordinary Shares, (ii) combine the outstanding Ordinary Shares into a smaller number of shares, or (iii) issue any shares of its capital stock in a reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the applicable Exercise Price Per Share in effect at the time of the record date of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate Exercise Amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

4.2. Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of the Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property, the Holder shall be at the same time entitled to interests in an amount equal to the distribution entitled by the Holder assuming all the Warrants held by the Holder are exercised immediately before the record date.

4.3. Other Changes, etc. If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Ordinary Shares similar to or having an effect similar to any of the actions described in Section 4.1, 4.2 or 4.5 (but not including any action described in such Sections) then, and in each such case, the applicable Exercise Price Per Share and number of Warrant Shares shall be adjusted in such manner and at such time as the Board in good faith determines would be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

4.4. Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than Ordinary Shares, the number of such other shares so receivable upon exercise of this Warrant and the applicable Exercise Price Per Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in this Section 4 herein.

4.5. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, and upon payment of the Exercise Amount then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. Certificate as to Adjustments. In each case of any adjustment in the applicable Exercise Price Per Share, or number or type of shares issuable upon exercise of this Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price Per Share. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued share capital for issuance and allotment upon exercise of this Warrant such number of Warrant Shares as well as the corresponding number of Conversion Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant), including, amending its Articles or other constitutional documents from time to time to increase its authorized share capital as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”). The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under Cayman Islands laws. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board have approved and authorized an intent by the Company to refrain from issuing a number of Warrant Shares sufficient to satisfy the exercise rights of the holder of this Warrant such that such Warrant Shares will remain in the authorized but unissued capital of the Company until, as applicable, this Warrant is exercised in accordance with the terms hereof.

8. Restrictions on Transfer. The Holder may sell or transfer all of this Warrant, or any Warrant Shares, as the case may be, to its Affiliate or any third party only subject to the Company’s prior written consent (“Permitted Transferee”). The Company shall not transfer or assign its rights or obligations hereunder without the prior written consent of the Holder.

9. Compliance with Securities Laws. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Warrant Share purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof in the United States; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such Warrant Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the Warrant Shares acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act; and that all share certificates representing Warrant Shares issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS. INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10. No Rights or Liabilities as Shareholders. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder or member of the Company. In the absence of affirmative action by such Holder to purchase Warrant Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder or member of the Company for any purpose.

11. Amendments and Waivers. Any term of this Warrant may not be amended and the observance of any term of this Warrant may not be waived (either generally or in a particular instance and either retroactively or prospectively), without prior written consents of the Company and the Holder.

13. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

14. Law Governing. This Warrant shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regards to conflicts of law principles.

15. Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Warrant, or the interpretation, breach, termination, validity or invalidity hereof, shall be submitted to arbitration upon the request of either party to the Dispute with notice (the “Arbitration Notice”) to the other.

(b) The Dispute shall be settled by arbitration conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The third arbitrator shall be selected by the first two (2) arbitrators; provided that the first two (2) arbitrators cannot agree on a third arbitrator within five (5) Business Days, the Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c) The arbitral proceedings shall be conducted in both English and Chinese and all information and documents can be provided to the arbitral tribunal in English or Chinese with equal legal validity. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 15, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 15 shall prevail.

(d) Each party to the arbitration shall cooperate with each other party to the Dispute in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

(e) The award of the arbitral tribunal shall be final and binding upon the disputing parties, and any party to the Dispute may apply to a court of competent jurisdiction for enforcement of such award.

(f) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Laws.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitral tribunal’s adjudication of the Dispute, this Warrant shall continue to be performed except with respect to the part in dispute and under adjudication.

17. Notices of Record Date. In the event:

(a) the Company shall take a record of the holders of its Ordinary Shares (or other shares or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any distribution, or any right to subscribe for or purchase any shares of any class or any other securities or to receive any other right; or

(b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the shares of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s shares are to receive shares, securities or property of another corporation; or

(c) of any voluntary dissolution, liquidation or winding-up of the Company; or

(d) of any redemption of all outstanding Ordinary Shares;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such distribution or right, or (ii) the date on which a record is to be taken for a vote on such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, or redemption, and the time, if any is to be fixed, as of which the holders of record of Ordinary Shares, or such shares or securities as at the time are receivable upon the exercise of this Warrant, shall be entitled to exchange their Ordinary Shares or such other shares or securities, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

18. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument, but all of which together shall constitute one and the same instrument.

21. Binding Effect: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year herein above first written.

Autozi Internet Technology (Global) Ltd.

By:
Name:
Title: Director

Signature Page to Warrant

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year herein above first written.

Accepted and agreed,

[●]

By:
Name:
Title: Authorized Signatory

Signature Page to Warrant

EXHIBIT A

FORM OF NOTICE OF EXERCISE

NOTICE OF EXERCISE

To:	Autozi Internet Technology (Global) Ltd. (the “Company”)

The undersigned hereby elects to purchase [●] Ordinary Shares at the Exercise Price Per Share of US$0,0001 pursuant to the terms of the attached Warrant (the “Warrant”). Payment of the Exercise Price (as defined in the Warrant) required under the Warrant accompanies this notice or herewith tenders payment by wire transfer to an account previously designated by the Company.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

[●]

By:
Name:
Title:

Address:

EXHIBIT A